                                                                   Exhibit 10.26

                                     LEASE


                             DATED APRIL 17, 2000


                                BY AND BETWEEN



                              AMB PROPERTY, L. P.

                                  as Landlord


                                      and


                        ADAPTIVE BROADBAND CORPORATION

                                   as Tenant



                     AFFECTING PREMISES COMMONLY KNOWN AS

                             1143 BORREGAS AVENUE
                             SUNNYVALE, CALIFORNIA

                               TABLE OF CONTENTS

                                                               Page

1.   Basic Provisions                                             1
     1.1   Parties                                                1
     1.2   Premises                                               1
     1.3   Term                                                   1
     1.4   Base Rent                                              1
     1.5   Tenant's Share of Operating Expenses                   1
     1.6   Tenant's Estimated Monthly Rent Payment                1
     1.7   Security Deposit                                       1
     1.8   Permitted Use                                          1
     1.9   Guarantor                                              1
     1.10  Addenda and Exhibits                                   1
     1.11  Address for Rent Payments                              1
2.   Premises, Parking and Common Areas                           2
     2.1   Letting                                                2
     2.2   Common Areas - Definition                              2
     2.3   Common Areas - Tenant's Rights                         2
     2.4   Common Areas - Rules and Regulations                   2
     2.5   Common Area Changes                                    2
3.   Term                                                         2
     3.1   Term                                                   2
     3.2   Delay in Possession                                    2
     3.3   Commencement Date Certificate                          2
4.   Rent                                                         2
     4.1   Base Rent                                              2
     4.2   Operating Expenses                                     3
5.   Security Deposit                                             3
6.   Use                                                          4
     6.1   Permitted Use                                          4
     6.2   Hazardous Substances                                   4
     6.3   Tenant's Compliance with Requirements                  4
     6.4   Inspection:  Compliance with Law                       5
7.   Maintenance, Repairs, Trade Fixtures and Alterations         5
     7.1   Tenant's Obligations                                   5
     7.2   Landlord's Obligations                                 5
     7.3   Alterations                                            5
     7.4   Surrender/Restoration                                  6
8.   Insurance; Indemnity                                         6
     8.1   Payment of Premiums                                    6
     8.2   Tenant's Insurance                                     6
     8.3   Landlord's Insurance                                   6
     8.4   Waiver of Subrogation                                  6
     8.5   Indemnity                                              6
     8.6   Exemption of Landlord from Liability                   7
9.   Damage or Destruction                                        7
     9.1   Termination Right                                      7
     9.2   Damage Caused by Tenant                                7
10.  Real Property Taxes                                          7
     10.1   Payment of Real Property Taxes                        7
     10.2   Real Property Tax Definition                          7
     10.3   Additional Improvements                               8
     10.4   Joint Assessment                                      8
     10.5   Tenant's Property Taxes                               8
11.  Utilities                                                    8
12.  Assignment and Subletting                                    8
     12.1   Landlord's Consent Required                           8
     12.2   Rent Adjustment                                       8
13.  Default; Remedies                                            8
     13.1   Default                                               8
     13.2   Remedies                                              9
     13.3   Late Charges                                          9

                               TABLE OF CONTENTS

                                                               Page

14.   Condemnation                                                9
15.   Estoppel Certificate and Financial Statements               9
      15.1   Estoppel Certificate                                 9
      15.2   Financial Statement                                  9
16.   Additional Covenants and Provisions                         9
      16.1   Severability                                         9
      16.2   Interest on Past-Due Obligations                     9
      16.3   Time of Essence                                      9
      16.4   Landlord Liability                                   9
      16.5   No Prior or Other Agreements                         9
      16.6   Notice Requirements                                  10
      16.7   Date of Notice                                       10
      16.8   Waivers                                              10
      16.9   Holdover                                             10
      16.10  Cumulative Remedies                                  10
      16.11  Binding Effect; Choice of Law                        10
      16.12  Landlord                                             10
      16.13  Attorneys' Fees and Other Costs                      10
      16.14  Landlord's Access: Showing Premises; Repairs         10
      16.15  Signs                                                11
      16.16  Termination: Merger                                  11
      16.17  Quiet Possession                                     11
      16.18  Subordination: Attornment; Non-Disturbance           11
      16.19  Rules and Regulations                                11
      16.20  Security Measures                                    11
      16.21  Reservations                                         11
      16.22  Conflict                                             12
      16.23  Offer                                                12
      16.24  Amendments                                           12
      16.25  Multiple Parties                                     12
      16.26  Authority                                            12

Signatures                                                        12
EXHIBIT A
EXHIBIT B
Not Applicable
Not Applicable
EXHIBIT E
EXHIBIT F
EXHIBIT G
Not Applicable
EXHIBIT I

                           AMB PROPERTY CORPORATION
                         INDUSTRIAL MULTI-TENANT LEASE


1.   Basic Provisions ("Basic Provisions").

     1.1   Parties:  This Lease ("Lease") dated April 17, 2000, is made by
           -------
and between AMB Property, L.P., a Delaware limited partnership, ("Landlord") and Adaptive Broadband Corporation, a Delaware corporation ("Tenant") (collectively the "Parties," or individually a "Party").

     1.2   Premises:  The area consisting of 41,472 square feet of leasable
           --------
area as outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 1143 Borregas Avenue in the City of Sunnyvale, State of California. The Building is located in the industrial center commonly known as Moffett Park I & II (the "Industrial Center"). Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building (except for telecommunications antennas) or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Industrial Center."

     1.3   Term: Five (5) years and Zero (0) months ("Term") commencing
           ----
August 1, 2000 ("Commencement Date") and ending July 31, 2005 ("Expiration
Date").

     1.4   Base Rent:  $145,152.00 per month ("Base Rent"). $145,152.00
           ---------
payable on execution of this Lease for period August 1, 2000 to August 31, 2000.

     1.5   Tenant's Share of Operating Expenses ("Tenant's Share"):
           ------------------------------------
           (a)  Industrial Center                                 7.88%
           (b)  Building                                           100%

     1.6   Tenant's Estimated Monthly Rent Payment: Following is the
           ---------------------------------------
estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

           (a)  Base Rent (Paragraph 4.1)                  $145,152.00
           (b)  Operating Expenses (Paragraph 4.2;
                   excluding Real Property Taxes,
                Landlord Insurance)                        $  4,719.00
           (c)  Landlord Insurance (Paragraph 8.3)         $    231.00
           (d)  Real Property Taxes (Paragraph 10)         $  5,452.00

                   Estimated Monthly Payment                       $155,554.00
     1.7   Security Deposit: $1,000,000.00 ("Security Deposit").
           ----------------

     1.8   Permitted Use ("Permitted Use") General office, research and
           -------------
development, electronic manufacturing, sales and marketing of electronics and satellite systems.

     1.9   Guarantor: N/A
           ---------

     1.10  Addenda and Exhibits:  Attached hereto are the following Addenda
           --------------------
and Exhibits, all of which constitute a part of this Lease:

           (a)  Addenda:   First Addendum to Lease
           (b)  Exhibits:  Exhibit A:  Diagram of Premises.
                           Exhibit B:  Commencement Date Certificate.
                           Exhibit C:  Not Applicable
                           Exhibit D:  Not Applicable
                           Exhibit E:  Description of Private Restrictions.
                           Exhibit F:  Sign Criteria.
                           Exhibit G:  Hazardous Materials Questionnaire.
                           Exhibit H:  Not Applicable
                           Exhibit I:  Rules and Regulations.

     1.11 Address for Rent Payments:  All amounts payable by Tenant to Landlord
          --------------------------
shall until further notice from Landlord be paid to AMB Property L. P./Moffett Park I & II, c/o Orchard Properties at the following address:

                         File No.:  3750789034
                         P.O. Box 840349
                         Dallas, TX 75284-0349

2.   Premises, Parking and Common Areas.

     2.1  Letting.  Landlord hereby leases to Tenant and Tenant hereby leases
          -------
from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease. Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2  Common Areas - Definition.  "Common Areas" are all areas and
          -------------------------
facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

     2.3  Common Areas - Tenant's Rights.  Landlord hereby grants to Tenant, for
          ------------------------------
the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Industrial Center.

     2.4  Common Areas - Rules and Regulations.  Landlord shall have the
          ------------------------------------
exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

     2.5  Common Area Changes.  Landlord shall have the right, in Landlord's
          -------------------
sole discretion, provided that Tenant's use of the Premises is not materially adversely affected, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

          (d) To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3.   Term.

     3.1  Term.  The Commencement Date, Expiration Date and Term of this Lease
          ----
are as specified in Paragraph 1.3.

     3.2  Delay in Possession.  If for any reason Landlord cannot deliver
          -------------------
possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant. The term of the Lease shall commence on the earlier of (i) the date Tenant takes possession of the Premises to Tenant or (ii) 10 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant. If possession of the Premises is not delivered to Tenant within 60 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 60 day period cancel this Lease and the parties shall be discharged from all obligations hereunder. If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate. The parties recognize that the Tenant currently leases the Premises.

     3.3  Commencement Date Certificate.  At the request of Landlord, Tenant
          -----------------------------
shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.   Rent.

     4.1  Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary
          ---------
obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month. Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Base Rent and Additional Rent are collectively referred to as "Rent". All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

     4.2  Operating Expenses.  Tenant shall pay to Landlord on the first day of
          ------------------
each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

          (a) "Operating Expenses" are all reasonable and customary costs incurred by Landlord relating to the ownership, management and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

              (i) The management, operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

              (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

              (iii) Trash disposal, janitorial services, snow removal, property management and security services.

              (iv) Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

              (v)    Real Property Taxes.

              (vi) Premiums for the insurance policies maintained by Landlord under Paragraph 8 hereof.

              (vii)  Environmental monitoring and insurance programs.

              (viii) Monthly amortization of capital improvements to the Common Areas and the Building. The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

              (ix) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

              (x) If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

          (b) Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a). Tenant's Share of Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b). Landlord in its sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.
          (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.
          (d) Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6. Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year. If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant's Share of Operating Expenses next becoming due. If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of said statement. At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year. Tenant shall not be liable for more than Tenant's share of actual operating expenses.

5. Security Deposit. Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenant's obligations under this Lease. If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof. Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.   Use.

     6.1  Permitted Use.  Tenant shall use and occupy the Premises only for the
          -------------
Permitted Use set forth in Paragraph 1.8. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance. Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas. Tenant shall not store foods, pallets, drums or any other materials outside the Premises.

     6.2  Hazardous Substances.
          --------------------

          (a) Reportable Uses Require Consent.  The term "Hazardous Substance"
              -------------------------------
as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

          (b) Duty to Inform Landlord.  If Tenant knows, or has reasonable cause
              -----------------------
to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

          (c) Indemnification.  Tenant shall indemnify, protect, defend and hold
              ---------------
Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

     6.3  Tenant's Compliance with Requirements.  Tenant shall, at Tenant's sole
          -------------------------------------
cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

     6.4  Inspection; Compliance with Law.  In addition to Landlord's
          -------------------------------
environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

7.   Maintenance, Repairs, Trade Fixtures and Alterations.

     7.1  Tenant's Obligations.  Subject to the provisions of Paragraph 7.2
          --------------------
(Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

     7.2  Landlord's Obligations.  Subject to the provisions of Paragraph 6
          ----------------------
(Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building. Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the Building roof and Common Areas.

     7.3  Alterations.  Construction by Tenant of Alterations shall be governed
          -----------
by the following:

     A. Except as set forth below, Tenant shall not construct any Tenant Alterations or otherwise alter, improve, modify, or perform any work of improvement to the Premises without

Landlord's prior written approval. However, Tenant shall be entitled, without Landlord's prior approval, to make Tenant Alterations which do not affect the structural or exterior parts or water tight character of the Building. In the event Landlord's approval for any Tenant Alterations is required, Tenant shall not construct the Tenant Alterations until Landlord has approved in writing the plans and specifications therefor. Such Tenant Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. Landlord's approvals shall not be unreasonably withheld or delayed. All Tenant Alterations (whether Landlord's consent is required or not) shall be constructed by a licensed contractor in accordance with all Laws (including the ADA) using new materials of good quality.

     B.   Tenant shall not commence construction of any Tenant Alterations until
(i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied,
(iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to the Lease.

     C. All Tenant Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises except with Landlord's advance written permission. At the expiration or sooner termination of the Lease Term, all Tenant Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant Alterations, Tenant shall so remove such Tenant Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

     D. Landlord's consent to the construction of Tenant Alterations may be withheld in Landlord's reasonable discretion. Landlord's consent to construction of Tenant Alterations and Landlord's approval of plans and specifications for Tenant Alterations shall not create any responsibility or liability on Landlord's part in regard to the completeness, competency, design sufficiency, or compliance with Law of such Tenant Alterations or the plans and specifications therefor.

     7.4  Surrender/Restoration.  Tenant shall surrender the Premises by the end
          ---------------------
of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted. Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.   Insurance; Indemnity.

     8.1  Payment of Premiums.  The cost of the premiums for the insurance
          -------------------
policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

     8.2  Tenant's Insurance.
          ------------------
          (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

          (a) Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage. If required by Landlord, liquor liability coverage will be included.

          (b) Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.
          (c) Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

          (d) Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

          (ii) Tenant shall deliver to AMB certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

          (iii) If, in the opinion of Landlord's insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

          (iv) All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

     8.3  Landlord's Insurance.  Landlord may, but shall not be obligated to,
          --------------------
maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce or terminate any insurance or coverage. Premiums for any such insurance shall be a Common Area Operating Expense.

     8.4  Waiver of Subrogation.  To the extent permitted by law and without
          ---------------------
affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

     8.5  Indemnity.  Tenant shall protect, indemnify and hold the Landlord
          ---------
Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

          (i) any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant, its agents, servants, employees, invitees, or visitors;

          (ii) the conduct or management of any work or anything whatsoever done by the Tenant on or about the Premises or from transactions of the Tenant concerning the Premises;

          (iii) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or

          (iv) any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

          (v) except as to matters where Tenant is required to protect, indemnify, and hold harmless above, Landlord shall protect, indemnify and hold the Tenant harmless, from all loss, claims, liability, or costs (including court costs and reasonable attorney's fees), incurred by reason of any death, bodily injury, or property damage resulting from the gross negligence or willful misconduct of Landlord.

     8.6  Exemption of Landlord from Liability.  Except to the extent caused by
          ------------------------------------
the gross negligence or willful misconduct of Landlord, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.   Damage or Destruction.

     9.1  Termination Right.  Tenant shall give Landlord immediate written
          -----------------
notice of any damage to the Premises. Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding 90 consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord. Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination.
Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises. Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building and the Common Areas.

     9.2   Damage Caused by Tenant.  Tenant's termination rights under Paragraph
           -----------------------
9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant's agents, employees, customers, invitees or contractors ("Tenant Acts"). Any damage resulting from a Tenant Act shall be promptly repaired by Tenant. Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts. Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.  Real Property Taxes.

     10.1 Payment of Real Property Taxes.  Landlord shall pay the Real Property
          ------------------------------
Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

     10.2 Real Property Tax Definition.  As used herein, the term "Real Property
          ----------------------------
Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, (b) any interest of Landlord in the Industrial Center, (c) Landlord's right to rent or other income from the Industrial Center, and/or (d) Landlord's business of leasing the Premises. Real Property Taxes include (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate. The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof. Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date and Expiration Date.

     10.3 Additional Improvements.  Operating Expenses shall not include Real
          -----------------------
Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants. Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant's request.

     10.4 Joint Assessment.  If the Building is not separately assessed, Real
          ----------------
Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

     10.5 Tenant's Property Taxes.  Tenant shall pay prior to delinquency all
          -----------------------
taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon.

12.  Assignment and Subletting.

     12.1 Landlord's Consent Required.
          ---------------------------

          (a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts. Assignment or sublet shall not release Tenant from its obligations hereunder. Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

          (b) A change in the control of Tenant shall constitute an assignment requiring Landlord's consent. The transfer, on a cumulative basis, of 50% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

     12.2 Rent  Adjustment.  If, as of the effective date of any permitted
          ----------------
assignment or subletting the then remaining term of this Lease is less than  one
(1) year, Landlord may, as a condition to its consent: (i) require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as reasonably determined by Landlord; or
(ii) terminate the Lease as of the date of assignment or subletting subject to the performance by Tenant of those covenants which under the terms hereof survive termination.

13.  Default; Remedies.

     13.1 Default.  The occurrence of any one of the following events shall
          -------
constitute an event of default on the part of Tenant ("Default"):

          (a) The abandonment of the Premises by Tenant;

          (b) Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 days after the same is due;

          (c) A general assignment by Tenant or any guarantor for the benefit of creditors;
          (d) The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

          (e) Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

          (f) Failure of Tenant to maintain insurance as required by Paragraph 8.2;

          (g) Any breach by Tenant of its covenants under Paragraph 6.2;

          (h) Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 10 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 10 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

          (i) Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and
          (j) The default of any guarantors of Tenant's obligations hereunder under any guaranty of this Lease, or the attempted repudiation or revocation of any such guaranty.

     13.2 Remedies.  In the event of any Default by Tenant, Landlord shall have
          --------
the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

     13.3 Late Charges.  Tenant hereby acknowledges that late payment by Tenant
          ------------
to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  Estoppel Certificate and Financial Statements.

     15.1 Estoppel Certificate.  Each party (herein referred to as "Responding
          --------------------
Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate, plus such additional information, confirmation and/or statements as be reasonably requested by the Requesting Party.

     15.2 Financial Statement.  If Landlord desires to finance, refinance, or
          -------------------
sell the Building, Industrial Center or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.  Additional Covenants and Provisions.

     16.1 Severability.  The invalidity of any provision of this Lease, as
          ------------
determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

     16.2 Interest on Past-Due Obligations.  Any monetary payment due Landlord
          --------------------------------
hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

     16.3 Time of Essence.  Time is of the essence with respect to the
          ---------------
performance of all obligations to be performed or observed by the Parties under this Lease.

     16.4 Landlord Liability.  Tenant, its successors and assigns, shall not
          ------------------
assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Industrial Center. Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease. In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

     16.5 No Prior or Other Agreements.  This Lease contains all agreements
          ----------------------------
between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

     16.6 Notice Requirements.  All notices required or permitted by this Lease
          -------------------
shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

     16.7 Date of Notice.  Any notice sent by registered or certified mail,
          --------------
return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

     16.8 Waivers.  No waiver by Landlord of a Default by Tenant shall be deemed
          -------
a waiver of any other term, covenant or condition hereof, or of any subsequent Default by Tenant of the same or any other term, covenant or condition hereof.

     16.9 Holdover.  Tenant has no right to retain possession of the Premises or
          --------
any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord: (i) the Base Rent payable shall be increased to 175% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

     16.10  Cumulative Remedies.  No remedy or election hereunder shall be
            -------------------
deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

     16.11  Binding Effect: Choice of Law.  This Lease shall be binding upon the
            -----------------------------
Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

     16.12  Landlord.  The covenants and obligations contained in this Lease on
            --------
the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center. In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

     16.13  Attorneys' Fees and Other Costs.  If any Party brings an action or
            -------------------------------
proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach. Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

     16.14  Landlord's Access; Showing Premises; Repairs.  Landlord and
            --------------------------------------------
Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary.
Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

     16.15  Signs.  Tenant shall not place any signs at or upon the exterior of
            -----
the Premises or the Building, except that Tenant may, with Landlord's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Industrial Center by Landlord.

     16.16  Termination: Merger.  Unless specifically stated otherwise in
            -------------------
writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

     16.17  Quiet Possession.  Upon payment by Tenant of the Base Rent and
            ----------------
Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

     16.18  Subordination; Attornment; Non-Disturbance.
            ------------------------------------------

          (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.
The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

          (b) Attornment. Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

          (c) Non-Disturbance. With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

          (d) Self-Executing. The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

     16.19  Rules and Regulations.  Tenant agrees that it will abide by, and to
            ---------------------
cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations ("Rules and Regulations") which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

     16.20  Security Measures.  Tenant acknowledges that the rental payable to
            -----------------
Landlord hereunder does not include the cost of guard service or other security measures. Landlord has no obligations to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

     16.21  Reservations.  Landlord reserves the right to grant such easements
            ------------
that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

     16.22  Conflict.  Any conflict between the printed provisions of this Lease
            --------
and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

     16.23  Offer.  Preparation of this Lease by either Landlord or Tenant or
            -----
Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

     16.24  Amendments.  This Lease may be modified only in writing, signed by
            ----------
the parties in interest at the time of the modification.

     16.25  Multiple Parties.  Except as otherwise expressly provided herein, if
            ----------------
more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

     16.26  Authority.  Each person signing on behalf of Landlord or Tenant
            ---------
warrants and represents that he or she is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

          The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Landlord:                                    Tenant:
AMB Property, L.P.                           Adaptive Broadband Corporation
a Delaware limited partnership               a Delaware Corporation

By:  AMB Property Corporation,               By:  /s/ [ILLEGIBLE]
        a Maryland corporation                  -------------------------------
                                             Its:  /s/ [ILLEGIBLE]
                                                 ------------------------------
    By:  /s/ John L. Rossi                   By:  /s/  [ILLEGIBLE]
       ----------------------------              ------------------------------
          John L. Rossi
    Its:  Regional Manager                   Its:  EVP+CFO
                                                 ------------------------------
Telephone: (415)394-9000                     Telephone: (408) 732-4000
          -------------------------
Facsimile: (415)394-0903                     Facsimile: (408) 732-4244
          -------------------------

Executed at:   505 Montgomery Street         Executed at:  Sunnyvale, CA
               6th Floor                                 ----------------------
               San Francisco, CA 94111

Date:  4/24/00                               Date:   April 18, 2000
     ------------------------------               -----------------------------

                            FIRST ADDENDUM TO LEASE


  THIS FIRST ADDENDUM is dated for reference purposes as April 17, 2000, and is made a part of that Lease Agreement (the "Lease") dated April 17, 2000, by and between AMB PROPERTY L.P., a Delaware limited partnership ("Landlord") and ADAPTIVE BROADBAND CORPORATION, a Delaware corporation ("Tenant") affecting certain real property commonly known as 1143 Borregas Avenue, Sunnyvale, California , with reference to the following facts:

  1.  Base Monthly Rent:
      ------------------
      August 1, 2000 through and including July 31, 2001:       $145,512.00
      August 1, 2001 through and including July 31, 2002:       $152,409.60
      August 1, 2002 through and including July 31, 2003:       $160,030.08
      August 1, 2003 through and including July 31, 2004:       $168,031.58
      August 1, 2004 through and including July 31, 2005:       $176,433.16

  2.  Interior Improvements:  The Premises shall be delivered to Tenant in its
      ---------------------
then existing "as-is" condition.

  3.  Security Deposit:  Prior to the Commencement Date, Tenant shall provide to
      ----------------
Landlord a Security Deposit totaling $1,000,000.00, which can be, at Tenant's sole cost, an irrevocable letter of credit which (i) is for an initial term of at least twelve (12) months; (ii) is drawn upon a local commercial bank reasonably acceptable to Landlord; (iii) is in the amount of $1,000,000.00; (iv) is in a form satisfactory to Landlord; and (v) may be drawn on by Landlord solely upon submission of a written certification of Landlord that there exists an Event of Tenant's Default (as defined in Paragraph 13 of the Lease), that Tenant has not cured such Event of Default, and that the amount drawn on the Letter of Credit is the net amount due Landlord. Tenant's failure to replenish any Security Deposit which is applied by Landlord, within ten (10) days after notice that it has been applied, shall be an immediate Event of Tenant's Default, without further notice or opportunity to cure. Tenant shall keep the Letter of Credit in effect during the entire Lease term plus a period of four
(4) weeks thereafter, and Tenant's failure to renew a letter of credit at least thirty (30) days prior to its expiration for additional periods of at least twelve (12) months and to furnish written evidence thereof to Landlord (or to provide a cash deposit in lieu thereof) shall be deemed an Event of Tenant's Default under this Lease upon the expiration of the thirtieth (30th) day prior to the date of expiration of the then-current letter of credit. If Landlord draws upon the letter of credit, thereafter Tenant shall once again have the right to post a letter of credit in place of a cash Security Deposit so long as there exits no Event of Tenant's Default under the Lease. If Landlord transfers the Premises during the Lease Term, and if a letter of credit is still posted as part of the Security Deposit, Tenant agrees to take such actions as are necessary to have the letter of credit redrawn in favor of the new owner of the Premises, at Tenant's sole cost and expense.

  4.  Maintenance:
      -----------

      A.  Tenant Maintenance:  Tenant shall (i) maintain, repair and replace
          ------------------
when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and
(ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every sixty (60) days during the Lease Term. Tenant shall furnish Landlord with a copy of such service contract, which shall provide that it may not be cancelled or changed without at least thirty (30) day's prior written notice to Landlord. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously through the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises.

      B.  Landlord Maintenance:  Landlord shall deliver the Premises HVAC
          --------------------
system in good operating order and state of repair. If any portion of the system fails within thirty (30) days of the Commencement Date, Landlord shall fix or replace the faulty system at Landlord's sole cost and expense.

  5.  Landlord's Right to Terminate:  Landlord shall have the Option to
      -----------------------------
Terminate the Lease with twelve (12) months written notice for the purpose of redevelopment of the property.

  6.  Landlord's Remedies in Event of Tenant Default: (AMB)
      ----------------------------------------------

      A.  Termination.  In the event of any Default by Tenant, then in addition
          -----------
to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new lessee or lessees; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

          (5) such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

          (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

      B.  Continuation of Lease.  In the event of any Default by Tenant, then in
          ---------------------
addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

      C.  Re-entry.  In the event of any Default by Tenant, Landlord shall also
          --------
have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

      D.  Reletting.  In the event of the abandonment of the Premises by Tenant
          ---------
or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

      E.  Termination.  No re-entry or taking of possession of the Premises by
          -----------
Landlord pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

      F.  Cumulative Remedies.  The remedies herein provided are not exclusive
          -------------------
and Landlord shall have any and all other remedies provided herein or by law or in equity.

      G.  No Surrender.  No act or conduct of Landlord, whether consisting of
          ------------
the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

      H.  Notice Provisions.  Tenant agrees that any notice given by Landlord
          -----------------
pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

      7.  Year 2000 Disclaimer: Landlord hereby disclaims any liability for any
          --------------------
and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to, or in connection with, (a) the failure of any automated, computerized and/or software system or other technology used in, on, or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999, and before, after, during and between the years 1999 A. D. and 2000 A. D., and leap year calculations and, or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on, or about the Property or that affects the Property, whether or not such technology is within the control of Owner or any of Owner's agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

LANDLORD:                               TENANT:

AMB Property, L.P.                      Adaptive Broadband Corporation
a Delaware limited partnership          a Delaware corporation
By:  AMB Property Corporation,
     a Maryland corporation             By:   /s/ [ILLEGIBLE]
                                           ---------------------------------

    By:  /s/ John L. Rossi              Its:  /s/ [ILLEGIBLE]
       --------------------------           --------------------------------
          John L. Rossi
    Its:  Regional Manager              By: /s/ [ILLEGIBLE]
                                           ---------------------------------
                                        Its:  EVP+CFO
                                            --------------------------------

Telephone: (415)394-9000                Telephone: (408) 732-4000
          -----------------------                 --------------------------

Facsimile: (415)394-0903                Facsimile: (408) 732-4244
          -----------------------                 --------------------------

Executed at:   505 Montgomery Street    Executed at: Sunnyvale, CA
               6th Floor                            ------------------------
               San Francisco, CA 94111


Date:     4/24/00                       Date:   April 18, 2000
     ----------------------------            -------------------------------

                                  Exhibit "A"

                      [PROJECT 8915 DIAGRAM APPEARS HERE]

                                   EXHIBIT B


                         COMMENCEMENT DATE CERTIFICATE


  THIS COMMENCEMENT DATE CERTIFICATE is made as of April 17, 2000, by and between the parties hereto with regard to that Lease dated April 17, 2000, by and between AMB PROPERTY, L.P., a Delaware limited partnership, as Landlord ("Landlord"), and ADAPTIVE BROADBAND CORPORATION, a Delaware corporation as Tenant ("Tenant"), affecting those Premises commonly known as 1143 Borregas Avenue, Sunnyvale, California.

  1. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

  2. The Commencement Date of the Lease Term is August 1, 2000 and the Lease Term shall expire on July 31, 2005 unless sooner terminated according to the terms of the Lease or by mutual agreement.

  3. The Base Monthly Rent initially due pursuant to the Lease is One Hundred Forty-Five Thousand One Hundred Fifty-Two and 00/100 Dollars ($145,152.00) per month, subject to any subsequent adjustments required by the Lease.

  4. Landlord has received a Security Deposit in the amount of One Million Dollars ($1,000,000.00) in the form of an Irrevocable Letter of Credit. In addition, Tenant has prepaid rent in the amount of One Hundred Forty-Five Thousand One Hundred Fifty-Two and 00/Dollars ($145,152.00), which shall be applied to the first installment of Base Monthly Rent.

  5. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

LANDLORD:                                TENANT:

AMB Property, L.P.                       Adaptive Broadband Corporation
a Delaware limited partnership           a Delaware corporation
By:  AMB Property Corporation,
     a Maryland corporation              By:  /s/ [ILLEGIBLE]
                                            ---------------------------------

    By:   /s/ JOHN L. ROSSI              Its:  /s/ [ILLEGIBLE]
       ------------------------              --------------------------------
         John L. Rossi
    Its: Regional Manager                By:   /s/ [ILLEGIBLE]
                                             --------------------------------

                                         Its:  EVP+CFO
                                             --------------------------------

Telephone: (415)394-9000                 Telephone: (408) 732-4000

Facsimile: (415)394-0903                 Facsimile: (408) 732-4244

Executed at:   505 Montgomery Street     Executed at:
               6th Floor
               San Francisco, CA 94111


Date:   4/24/00                          Date:  April 18, 2000
     ------------------------------           -------------------------------

                                  Exhibit "C"
                                  -----------

                             Improvement Agreement


                                Not Applicable

                                  Exhibit "D"
                                  -----------

                            Approved Specifications


                                Not Applicable

                                                                       EXHIBIT E

COVENANTS, CONDITIONS AND RESTRICTIONS

DECLARATION OF PROTECTIVE COVENANTS FOR
MOFFETT INDUSTRIAL PARK NO. 3

That certain Declaration of Protective Covenants recorded at page 544 of Book O 549 of the Official Records of Santa Clara County, State of California on September 5, 1972.

     THIS DECLARATION, made this 31st day of August, 1973, by THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (hereinafter called Prudential), a New Jersey Corporation,

             WITNESSETH:
             -----------

     Whereas Prudential is the owner of that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California, described in Exhibit "A" (hereafter called Moffett Industrial Park No. 3) and,

     Whereas Prudential proposes to subdivide Moffett Industrial Park No. 3 and to subject it to the following restrictions:

     NOW, THEREFORE, Prudential hereby declares that Moffett Industrial Park
No. 3 is and shall be held, conveyed, encumbered, leased and used subject to the following uniform restrictions, covenants and equitable servitudes in furtherance of a plan for the subdivision, improvement and sale thereof and the enhance the value, desirability and attractiveness of Moffett Industrial Park No. 3, the restrictions set forth herein shall run with the real property included within Moffett Industrial Park No. 3 shall be binding on all persons having or acquiring any interest in such real property or any part thereof, shall inure to the benefit if every portion of Moffett Industrial Park No. 3 and any interest therein shall inure to the benefit of and be binding upon each successor in interest of Prudential and may be enforced by Prudential or its successors in interest or by any Owner (as defined in Article 1 below) or his successors in interest.

I.     GENERAL PROVISIONS.

A.   Definitions

       1. "Architectural Control Committee" means Prudential, or any committee which Prudential may appoint by an appropriate instrument recorded with the Santa Clara County Recorder.

       2. "Lot" means such lot as shown on the parcel or subdivision map, or maps for Moffett Industrial Park No. 3.

       3. "Site" means a parcel consisting either of a Lot, a portion of a Lot, contiguous Lots, or portions of contiguous Lots.

       4. "Improvements" means all improvements to a Site, including, but without limitation, buildings, loading areas, trackage, parking areas, pavement, poles, fences, landscaping, signs and structures of any type.

       5. "Building" means the main portion of any building or similar structure and all projections or extensions thereof, including garages, outside platforms and docks.

       6. "Owner" means the person or persons, partnership or corporation in whom title to a Site is vested, as shown by the official records of the Office of the County Recorder of Santa Clara County, "Owner" does not mean mortgagees, trustees and beneficiaries of deeds of trust of holders of any indebtedness secured by a mortgage deed or trust.

                    COVENANTS, CONDITIONS AND RESTRICTIONS

B.   Purposes of Restrictions.

     The purpose of these covenants, conditions and restrictions is to insure proper development and use of Moffett Industrial Park No. 3, to protect the Owner of each Site against such improper development and use of other Sites as will depreciate the value of his Site, to prevent erection of structures of unsuitable or inharmonious design or construction, to secure and maintain sufficient setbacks from streets and between structures, to maintain Common Landscaping (as defined in Article V) and in general to provide for a high quality of improvement of Moffett Park Industrial Park No. 3 in accordance with general plan.

II.  REGULATION OF IMPROVEMENTS.

A.   Minimum Setback Lines.
     ---------------------

     No Improvement shall be constructed on any Site within fifty (50) feet of the right-of-way line of any public street. No Improvement other than landscaping, paving and fenced shall be constructed on any Site within twenty
(20) feet of any other Site. The Architectural Control Committee may approve lesser setback lines if in its opinion a variation would be compatible with the general development of Moffett Industrial Park No 3.

B.   Ground Coverage.
     ---------------

     No more than forty-five per cent (45%) of the surface of any Site shall be covered with a Building or Buildings.

C.   Construction Operations.
     -----------------------

     Construction of all Improvements shall be expedited so that none shall remain in a partially finished condition any longer than reasonable necessary for the completion thereof.

D.   Excavation.
     ----------

     No excavation shall be made on, and no sand, gravel or soil shall be removed from, any Site, except in connection with the construction of Improvements, and upon completion thereof, exposed openings shall be backfilled, and disturbed ground shall be graded, leveled and paved or landscaped.

E.   Landscaping.
     -----------

     Within ninety (90) days of occupancy or completion of any building on a Site, whichever occurs first, such Site shall be landscaped in accordance with plans approved by the Architectural Control Committee. The Owner of the Site shall maintain such landscaping in good order and condition.

F.   Signs.
     -----

     No billboard or advertising signs shall be permitted on any Site other than those approved by the Architectural Control Committee which identify the name, business and products of the person or firms occupying the Site or the offer the Site for sale or lease.

G.   Parking Areas.
     -------------

     Each Site shall have facilities for parking sufficient to serve the business conducted thereon without using adjacent streets thereof, and no use shall be made of any Site which would require parking in excess of the parking spaces on the Site. In any event, the number and size of the parking spaces on each Site shall conform with all ordinances of the City of Sunnyvale applicable with respect thereto. Parking areas shall be laid out and constructed according

                    COVENANTS, CONDITIONS AND RESTRICTIONS

to plans approved by the Architectural Control Committee and shall be maintained thereafter in good condition. Except with the approval of the Architectural Control Committee no parking shall be permitted within fifty (50) feet of the right-of-way line of any street or between any Building and any street.

H.   Loading Area.
     ------------

     All vehicle loading and unloading in connection with an Owner's business shall be conducted upon his Site, and sufficient space shall be provided therefor. Loading Areas shall be screened from view from streets and adjoining properties by a visual barrier of not less than six (6) feet in height. Except with the prior written approval of the Architectural Control Committee, loading areas shall not be located between any Building and any street closer than seventy-five (75) feet to the right-of-way line of any street.

I.   Storage Areas.
     -------------

     No materials, supplies, equipment or trash containers shall be stored on a Site except inside a Building or behind a visual barrier not less than six (6) feet in height or rising two (2) feet above the stored materials, supplies or equipment, whichever is higher, screening such storage areas from view from streets and adjoining Sites. Except with the prior written approval of the Architectural Control Committee, storage areas shall not be located between any Building and any street.

J.   Building Regulations.
     --------------------

     All Buildings shall be constructed and maintained in accordance with the following standards unless an exception is approved in writing by the Architectural Control Committee.

      1. Exterior walls shall be of masonry, concrete or approved equal material:

      2. Exterior walls shall be painted or otherwise finished in a manner acceptable to the Architectural Control Committee. Exterior walls shall not be repainted or refinished unless and until the Architectural Control Committee shall have approved the color or refinishing materials to be used.

      3. All Buildings shall be maintained in good order and repair and condition. All exterior painted surfaces shall be maintained in first-class condition and shall be repainted at least once every five (5) years.

      4. All electrical, telephone and other utility lines shall be underground and shall not be exposed on the exterior of any Building.

      5. All electrical and mechanical apparatus, equipment, fixtures (other than lighting fixtures) conduit, ducts, vents, flues and pipes located on the exterior of any Building shall be concealed form view and shall be architecturally treated in a manner acceptable to the Architectural Control Committee.

III.   APPROVAL OF PLANS.

       No Improvement shall be erected, placed, altered, maintained or permitted to remain on any Site until plans and specificiations showing plot layout and all exterior elevations, with materials and colors therefor and structural design, signs and landscaping shall have been submitted to and approved in writing by the

                    COVENANTS, CONDITIONS AND RESTRICTIONS

Architectural Control Committee. Such plans and specifications shall be submitted in writing over the signature of the Owner of the Site or his authorized agent. Approval shall be based, among other things, on adequacy of Site dimensions; adequacy of structural design; effect of location and use of improvements on neighboring Sites; improvements, operations, and uses; relation of topography, grade, and finished ground elevation of the Site being improved to that of neighboring Sites; property facing of main elevation with respect to nearby streets; and conformity of the plans and specifications to the purpose and general plan and intent of this Declaration. The Architectural Control Committee shall not arbitrarily or unreasonable withhold its approval of such plans and specifications. If the Architectural Control Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications. If the Architectural Control Committee fails to either approve or disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that the Architectural Control Committee has approved said plans and specifications, subject, however, to the restrictions contained in Articles II and IV hereof.

Neither the Architectural Control Committee or its successors or assigns shall be liable in damages to anyone submitting plans to them for approval, or to any Owner by reason of mistake in judgement, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve any such plans. Every person who submits plans to the Architectural Control Committee for approval agrees, by submission of such plans, and every Owner agrees, by acquiring title to a Site, that he will not bring any action or suit against the Architectural Control Committee to recover such damages.

Notwithstanding anything to the contrary contained herein, after the expiration of one (1) year from the date of issuance of a building permit by municipal or other governmental authority for any Improvement, said Improvement shall, in favor of purchasers and encumbrances in good faith and for value, be deemed to be in compliance with all provisions of Article III, unless actual notice of such noncompliance or noncompletion, executed by the Architectural Control Committee, shall appear of record in the Office of the County Recorder of Santa Clara County, California, or unless legal proceedings shall have been instituted to enforce compliance or completion.

IV.  REGULATION OF OPERATIONS AND USES.

A.   Permitted Operations and Uses.
     -----------------------------

     Except as provided in paragraphs B and C below, any industrial use will be permitted on a Site including, but without limitation, manufacturing, processing, storage, wholesale, office laboratory, professional and research and development. Such retail uses as may be required for the convenience of Owners and their employees shall be permitted and such retail uses may include, but without limitation, restaurants, drug stores, barber and beauty shops, shoe repair shops, cleaners, motels, post offices, banks and automobile service stations. Such municipal, governmental and public utility uses as may be necessary or appropriate shall be permitted.

B.   Prohibited Operations and Uses.
     ------------------------------

     No site shall be used as a junk yard, stock yard, or slaughter yard or for commercial excavation of building or construction materials, fat rendering or distillation of bones, dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse, or the smelting of iron, tin, zinc or other ores or the prospecting or drilling for natural gas, oil or like substances, except with prior written permission of the Architectural Control Committee, and then only in such manner as will not materially inconvenience other Owners or materially depreciate the value of adjacent property.

                    COVENANTS, CONDITIONS AND RESTRICTIONS

C.     Nuisance.
       --------

       No noxious or offensive activity shall be carried on nor shall anything be done on any Site which may be or become an annoyance or nuisance to the Owners or occupants of other Sites or which will be offensive by reason of odor, fumes, dust, dirt, fly-ash, smoke, noise, glare or which will be hazardous by reason of danger of fire or explosion.

V.     COMMON LANDSCAPING.

       The Owner of each Site shall maintain landscaping existing thereon at the time of purchase ("Common Landscaping") in a condition that meets the approval of the Architectural Control Committee. In the event that the Owner of any Site does not maintain Common Landscaping in such condition or the landscaping described in Article II E as therein provided, Prudential or its agents shall have the right to maintain such landscaping in such condition. Prudential or its agents shall have the right at any reasonable time to enter into any Site for the purpose of such maintenance and for such other purposes as are reasonably related thereto. Prudential shall use due diligence and reasonable care in repairing, maintaining and installing Common Landscaping to see that such repair, maintenance and installation does not interfere with the Owner's use of its Site. In the event that Prudential or its agents should undertake any such maintenance on any such Site, the Owner thereof shall reimburse Prudential for all of Prudential's costs incurred for such maintenance. In any legal proceeding brought by Prudential to recover such costs, the Owner shall be obligated to pay for the costs and expenses for such proceeding, including reasonable attorney's fees.

VI.    ENFORCEMENT.

A.     Interpretation.
       --------------

       In case of uncertainty as to the meaning of any article, section, subsection, paragraph, sentence, clause, phrase, or word of this Declaration the interpretation of Prudential shall be final, conclusive and binding upon all interested parties.

B.     Abatement and Suit.
       ------------------

       Violation of any restriction herein contained shall give to Prudential and every Owner the right to enter the property upon or as to which said violation or breach exists and to summarily abate and remove at the expense of the Owner thereof, any structure, thing or condition that may be or exist thereon contrary to the intent and meaning of the provisions hereof, or to prosecute a proceeding law or in equity against the person or persons who have violated or are attempting to violate any of these restrictions to enjoin or prevent them from doing so, to cause said violation to be remedied or to recover damages from said violation.

       In any legal or equitable proceeding for the enforcement of this Declaration the losing party or parties shall pay the attorneys' fees of the prevailing party or parties, in such amount as may be fixed by the court in such proceedings. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

C.     Inspection.
       ----------

       Prudential may from time to time at any reasonable hour or hours, enter and inspect any property subject to these restrictions to ascertain compliance therewith.

                    COVENANTS, CONDITIONS AND RESTRICTIONS

D.     Failure to Enforce Not a Waiver of Rights.
       -----------------------------------------

       Except as provided in the last paragraph of Article III hereof, the failure of Prudential or any Owner to enforce any restriction contained herein shall in no event be deemed a waiver of the right to do so thereafter nor of the right to enforce any other restrictions contained herein.

VII.   EXTINGUISHMENT, CONTINUATION AND MODIFICATION.

       This Declaration, every provision hereof and every covenant, condition and restriction contained herein shall continue in full force and effect for a period of forty (40) years from the date hereof; provided, however, that this Declaration, or any provisions hereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified, or amended with the written consent of the Owners of sixty-five per cent (65%) of the land in Moffett Park Industrial Park No. 3 (exclusive of portions thereof now or hereafter dedicated to public use); provided, further, that so long as Prudential owns at least twenty per cent (20%) of Moffett Industrial Park No. 3, no such termination, extension, modification or amendment shall be effective without written consent of Prudential. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the Office of the Recorder of Santa Clara County, California.

VIII.  MOFFETT INDUSTRIAL PARK NO. 3 OWNERS ASSOCIATION.

A.     Membership.
       ----------

       Each Owner shall be a member of the Moffett Industrial Park No. 3 Owners Association, an unincorporated association (hereinafter called the "Association").

B.     Transfer of Rights and Duties.
       -----------------------------

       The rights and duties of Prudential under this Declaration shall be transferred to and automatically assumed by the Association upon the earliest of the following to occur:

       1. The sale of ninety per cent (90%) of Moffett Industrial Park No. 3 by Prudential to Owners as evidenced by the official records of the Santa Clara County Recorder; or

       2. The recordation by Prudential of an appropriate instrument with the Santa Clara County Recorder transferring the rights and duties of Prudential under this Declaration to the Association.

C.     Organization.
       ------------

       The members of the Association may at any time meet and adopt by-laws or rules of procedure to govern the operation of the Association. Until such by-laws or rules of procedure are adopted, meetings of the Association may be called by any member thereof upon seven (7) days' written notice to each member setting forth the time and place thereof, provided that notice may be waived in writing at any time by any member or members not so notified; twenty-five per cent (25%) of the members of the Association shall constitute a quorum: and the Association may act by a vote of a majority of its members present at a meeting, duly called, at which a quorum is present or without a meeting by unanimous written consent of its members.

                    COVENANTS, CONDITIONS AND RESTRICTIONS

IX.  ASSIGNABILITY OF PRUDENTIAL'S RIGHTS AND DUTIES.

     Any and all of the rights, powers and reservations of Prudential herein contained may be assigned to any person, corporation or entity which assumes in writing the duties of Prudential pertaining to the particular rights, powers and reservations assigned, and thereafter to the extent of such assignment, such person, corporation or entity shall have the same rights and powers and be subject to the same obligations and duties as are herein given to and assumed by Prudential.

X.   CONSTRUCTIVE NOTICE AND ACCEPTANCE.

     Every Owner is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to this Declaration is contained in the instrument by which such Owner acquired an interest in any portion of Moffett Industrial Park No. 3.

IN WITNESS WHEREOF, Prudential, the declared herein, has caused its name to be hereunto subscribed as of the day and year first above written.

EXHIBIT "A"

DESCRIPTION

The Land referred to in this report is situated in the State of California, County of Santa Clara, City of Sunnyvale, and is described as follows:

All that certain real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

All of parcel "A" as shown upon that certain map entitled, "Parcel Map for Guy
F. Atkinson Company, being a portion of Rancho Pastoria de los Borregas, Crossman Sub. No. 2 T. J. Murphy Sub. No. 3", which map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on January 6, 1970 in book 263 of Maps, at page 20.

                                   EXHIBIT F
                                 SIGN CRITERIA













                            [DIAGRAM APPEARS HERE]

                                  Exhibit "H"
                                  -----------

                               Legal Description

                                 Not Aplicable

                                                                       EXHIBIT I

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee or any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6. Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, as shown on Exhibit A, if any, as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's vehicles or the vehicles of others, adjacent to loading areas or so as to interfere in any way with the use of such areas. Tenant shall not park or permit to be parked any inoperative vehicles or equipment on any portion of the parking or loading areas. The parking ratio is 3.5:1.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

                             RULES AND REGULATIONS

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's written approval. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

12. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.



14. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place into any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

15. No cooking shall be done or permitted by any Tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Tenant shall have the right to install and operate microwave oven(s) and toaster(s) for the use of its employees.

16. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

17. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

18. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any space without specific instructions from Landlord.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

21. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgement may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted.

22. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.